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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                January 19, 2000

                                YOUBET.COM, INC.
               (Exact Name of Registrant as specified in Charter)

           Delaware                     33-13789LA               95-4627253
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                    Identification Number)

        1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025
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               (Address of principal executive offices) (Zip Code)

                                 (310) 444-3300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On January 14, 2000, Youbet.com announced that it had reached a civil settlement of the previously announced investigation by the Los Angeles County District Attorney and the Los Angeles Police Department.

         The settlement is reflected by a civil complaint entitled THE PEOPLE OF THE STATE OF CALIFORNIA V. YOUBET.COM, filed on January 14, 2000 in the Superior Court of the State of California, County of Los Angeles (Case No. BC223065), and a concurrent Stipulation for Entry of Final Judgment and Final Judgment Pursuant to Stipulation.

         The complaint alleges that Youbet.com engaged in unfair competition and made untrue or misleading statements in violation of California Business and Professions Code, Section 17200 and 17500, respectively, in that its activities in California allegedly violated California laws relating to bookmaking. The complaint sought civil monetary and injunctive relief against Youbet.com.

         Under the Stipulation in implementation of the settlement, Youbet.com and the District Attorney for the County of Los Angeles acknowledged that "it is appropriate and in the interests of justice that there be a prompt and comprehensive civil resolution of the matter." Youbet.com contended in the Stipulation (and still contends) that "its activities in California have at all times been consistent with applicable California law."

         Under the Final Judgment Pursuant to Stipulation, which was entered "prior to the taking of any proof, and without trial or adjudication of any issue of fact or law ..., and without [the] Judgment constituting an admission by defendant regarding any issue of fact or law alleged in [the] Complaint", Youbet.com agreed to injunctive and monetary relief.

         - Although Youbet.com contends that it never engaged in such activities, it agreed not to (a) engage in pool selling or bookmaking, (b) record any bet or wager, (c) occupy premises for the purpose of registering or recording any bet or wager or (d) offer to accept any bet or wager, in violation of the laws of the State of California. In implementation of this aspect of the settlement, Youbet.com agreed to relocate certain of its computer equipment to outside the State of California.

         - Youbet.com also agreed not to accept payment from California residents for the purpose of parimutuel betting. (Youbet.com does not, and never has, accepted any such funds, since all wagering accounts are established directly with the licensed wagering entity, currently Ladbroke, located in Pennsylvania. Youbet.com receives compensation directly from Ladbroke for its services).

         - Although Youbet.com contends that it never made any such statements, Youbet.com agreed not to make any untrue or misleading statement to California

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                  residents in connection with the sale of Internet gaming
                  services to California residents.

         - Youbet.com agreed not to enable California residents to use its system to transmit wagering instructions. (In November 1999 Youbet.com voluntarily suspended this aspect of its services for California residents).

         - Youbet.com agreed to perform a check for California residency for all new applicants for service.

         - Youbet.com agreed to advise California residents for service and to post on its website the following statement:
                  "California residents may not utilize the Youbet.com system to transmit wagering instructions."

         The Judgment provides that "nothing in this Final Judgment Pursuant to Stipulation shall prohibit defendant from accepting membership or subscriptions for services to California residents which are in accordance with the laws of the state of California, or from receiving compensation from California residents for such lawful services."

         The Superior Court retains jurisdiction over the Judgment for its implementation and to enable the parties to seek modification of the injunctive terms. Youbet.com intends to seek such modifications when the legal environment is clarified in California and nationally.

         Under the settlement Youbet.com agreed to make the following disbursements aggregating $1,308,250: $208,250 in cost reimbursements; $600,000 in civil payments to the Los Angeles County District Attorney; $300,000 in contributions to the Los Angeles County Education Foundation in support of computer education; and $200,000 to the California Council on Problem Gaming.

         In its press release issued in connection with the settlement, Robert
M. Fell, Youbet.com's Chairman and Chief Executive Officer, said: "We are pleased to put the California matter behind us. Youbet.com believes that its use of computers and internet-related communications facilities in connection with the storage and transmission of wagering data and instructions within the State of California raises untested questions of law and fact under California law which have not been adjudicated. When the legal environment is clarified in California and nationally, it is Youbet.com's intention to resume activities in California. The settlement enables Youbet.com to concentrate its energies on developing the You Bet Network, both in the United States and overseas, without the distraction of protracted and costly proceedings in California."

         Attached as EXHIBIT 99.1 hereto and incorporated herein by reference is a copy of Youbet.com's press release issued on January 14, 2000.

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ITEM 7.  EXHIBITS

             EXHIBIT NUMBER              DESCRIPTION OF DOCUMENT
                  99.1                   Press release dated January 14, 2000

                                        4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2000                 YOUBET.COM, INC.,
                                       (Registrant)

                                       By:      /s/  Phillip C. Hermann
                                           -----------------------------------
                                                Phillip C. Hermann
                                                Executive Vice President and
                                                Chief Financial Officer

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